Exhibit 23.5

Consent of Chris Sharpe

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Dec 31st, 2012, Young-Davidson Open Pit Reserves

Dec 31st, 2012, El Chanate Open Pit Reserves

Dated this 10th day of June, 2013.

/s/ Chris Sharpe
By:	Chris Sharpe, P. Eng.
Title:	Manager Mining
Company:	AuRico Gold Inc.